EXHIBIT 16.1

[Letter from Mayer Hoffman McCann P.C. to the Securities and Exchange
Commission]

November 9, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Gold Standard, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated November 9, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Mayer Hoffman McCann P.C.
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